SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDED FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 31, 1997

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             84-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
------------------------------------------------------           ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917

Item 5. OTHER EVENTS.

     The Registrant announced that on December 31, 1997, that it completed the sale of $5,666,650 of its newly created Series B 5% PIK Cumulative Convertible Preferred Stock ("Series B Preferred") to 10 private investors. The Series B Preferred is convertible into common stock at a conversion price equal to the lowest reported sales price for Registrant's common stock during the five trading days before conversion, reduced by a discount factor, which is initially 12% and increases to 25% after one year from date of issuance. Cash proceeds to the Registrant will be used to continue the Registrant's oil and natural gas exploration, drilling and development program in the Gulf Coast region of Alabama, Louisiana, Texas and the Gulf of Mexico.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report.

     (a)  Exhibits.

          Exhibit 3.2 Amendment to Certificate of Designation of Series B 5% Cumulative Convertible Preferred Stock.

          Exhibit 10.1      Preferred Stock Investment Agreement.

          Exhibit 99        Press Release dated January 7, 1997.






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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 1998

                                           PEASE OIL AND GAS COMPANY


                                            By /s/ Willard H. Pease, Jr.
                                               ---------------------------------
                                               Willard H. Pease, Jr., President







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

                                  EXHIBIT INDEX

Exhibit    Description                                                  Page No.
-------    -----------                                                  --------

3.2        Amendment  to Certificate of Designation of Series B
           5% Cumulative Convertible Preferred Stock.

10.1       Preferred Stock Investment Agreement.

99         Press Release dated January 7, 1997.








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